Exhibit 4.22

EXECUTED VERSION

AMENDMENT  NO. 4 TO SENIOR SECURED CREDIT FACILITY

AMENDMENT NO. 4, dated as of July 22,  2011 (this "Amendment No. 4"), among the undersigned (i) EXCEL MARITIME CARRIERS LTD., a Liberian corporation, as borrower (the "Borrower"), (ii) the banks, financial institutions and other institutional lenders listed as Lenders on the signature pages hereof, (iii) NORDEA BANK FINLAND PLC, LONDON BRANCH individually ("Nordea") and as Administrative Agent (the "Administrative Agent") for the Secured Parties, (iv) NORDEA, DVB BANK SE, DEUTSCHE BANK AG FILIALE  DEUTSCHLANDGESCHÄFT ("DB"), GENERAL ELECTRIC CAPITAL CORPORATION, and HSH NORDBANK AG, as lead arrangers (the "Lead Arrangers"), (v) NATIONAL BANK OF GREECE S.A., CREDIT SUISSE AG (previously known as Credit Suisse) and BNP PARIBAS S.A., as co-arrangers (the "Co-Arrangers"), (vi) NORDEA and DB, as book runners and (vii) NORDEA, as Issuing Bank, to the SENIOR SECURED CREDIT FACILITY, dated as of April 14, 2008 (the "2008 Credit Agreement"), as amended by Amendment No. 1 to Senior Secured Credit Facility, dated as of March 31, 2009, as further amended by Amendment No. 2 to Senior Secured Credit Facility, dated as of June 1, 2010, as further amended by Amendment No. 3 to Senior Secured Credit Facility, dated as of December 23, 2010 (as so amended, the "Original Credit Agreement"), among (i) the Borrower, (ii) the Lenders party thereto, (iii) the Administrative Agent appointed thereunder, (iv) the Lead Arrangers, (v) the Co-Arrangers, (vi) the book runners and (vii) the Issuing Bank.  Capitalized terms used herein and not otherwise defined shall have the meaning defined in the Original Credit Agreement.

PRELIMINARY STATEMENTS:

(1)           The Borrower, the Administrative Agent, the Lenders and the other parties thereto have executed and delivered the Original Credit Agreement and the other Loan Documents; the Lenders have made Advances to the Borrower; and to secure the Obligations of the Loan Parties under the Original Credit Agreement and the other Loan Documents, the Collateral Documents have been executed and delivered and the Ship Mortgages have been duly recorded in the relevant ship registries in accordance with applicable law.

(2)           The Borrower has requested, and the Lenders have agreed, to certain amendments to the Original Credit Agreement, subject to the terms and conditions and otherwise as set forth herein.

(3)           The Lenders, by their respective signatures set forth below, hereby direct the Administrative Agent (i) to facilitate the execution and delivery of the Credit Agreement Amendment No. 4 (defined below), the Second Ship Mortgage Amendments (defined below), and, as appropriate, amendments to the other Loan Documents to conform to the changes set forth herein, and (ii) to carry out the transactions hereby contemplated.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I CERTAIN AMENDMENTS TO THE ORIGINAL CREDIT AGREEMENT

Section 1.  Section 1.01 of the Original Credit Agreement is hereby amended as follows, effective as of the Amendment Effective Date (defined below):

(a)           Changes to Definitions.

The definition of "Applicable Margin" is hereby amended and restated in its entirety to read as follows:

"Applicable Margin" means 1.25% per annum, provided that (x) from and after June 30, 2011 to and including the last day of the Second Waiver Period, the Applicable Margin shall be 2.50% per annum, provided further that (y) notwithstanding the provisions of (x), the Applicable Margin shall be 1.25% per annum from and after such time during the Second Waiver Period that the Borrower is in compliance with the covenants set forth  in Section 5.04 of the 2008 Credit Agreement as amended by Amendment No. 1 and Amendment No. 3 thereto, no Default or Event of Default shall have occurred and be continuing, and the Borrower shall have so certified in a certificate of a Responsible Officer (together with computations in reasonable detail demonstrating such covenant compliance) ."

The definition of "Original Credit Agreement" is hereby amended and restated in its entirety to read as follows:

"Original Credit Agreement " means the 2008 Credit Agreement, as amended by Amendment No. 1 to Senior Secured Credit Facility, dated as of March 31, 2009, as further amended by Amendment No. 2 to Senior Secured Credit Facility, dated as of June 1, 2010, and as further amended by Amendment No. 3 to Senior Secured Credit Facility, dated as of December 23, 2010."

(b)           The following new definitions in the appropriate alphabetical order are hereby added to Section 1.01 of the Original Credit Agreement:

"2008 Credit Agreement" means this Senior Secured Credit Facility, dated as of April 14, 2008, among (i) Excel Maritime Carriers Ltd., a Liberian corporation, as borrower, (ii) the banks, financial institutions and other institutional lenders listed as Lenders on the signature pages thereof, (iii) Nordea Bank Finland PLC, London Branch individually ("Nordea") and as Administrative Agent (the "Administrative Agent") for the Secured Parties, (iv) Nordea, DVB Bank SE, Deutsche Bank AG Filiale  Deutschlandgeschäft ("DB"), General Electric Capital Corporation, and HSH Nordbank AG, as lead arrangers, (v) National Bank Of Greece S.A., Credit Suisse AG (previously known as Credit Suisse) and BNP Paribas S.A. (as assignee of BNP PARIBAS SUISSE S.A., and as assignee of BNP Paribas Fortis), as co-arrangers, (vi) Nordea and DB, as book runners and (vii) Nordea, as Issuing Bank.

"Amendment Effective Date" means the date, no later than July __, 2011, on which the preconditions set forth in Section 1 of Article II of Credit Agreement Amendment No. 4 have been fulfilled, (other than those that by the terms of Article II of the Credit Agreement Amendment No. 4 may be fulfilled after the Amendment Effective Date) as determined by the Administrative Agent.

"Credit Agreement Amendment No. 4" means Amendment No. 4, dated as of July 22, 2011, to the Original Credit Agreement.

"Second Ship Mortgage Amendment" means an amendment to each Ship Mortgage and/or Deed of Covenants, respecting the Collateral Vessels, or if appropriate under local law and practice of the relevant ship’s flag, a third priority ship mortgage and deed of covenants, substantially in the form of Exhibit A to the Credit Agreement Amendment No. 4 or Exhibit G to the Original Credit Agreement, as the case may be."

"Second Waiver Period" means the period from and including June 30, 2011 through and including December 31, 2012.

Nordea Excel Senior Secured Credit Facility Amendment No. 4

Section 2.  Section 5.02 (l) of the Original Credit Agreement is hereby amended and restated in its entirety to read as follows, effective as of the Amendment Effective Date:

"(l)  Investments.  (1) The Borrower will not permit any Vessel Owning Subsidiary to engage in any advance, loan, extension of credit or capital contribution to, or otherwise acquire any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of or make any other investment in, any Person (all of the foregoing, collectively, "Investments") except

(i)           Investments in the form of trade credits in the ordinary course of business; or

(ii)           Investments in Cash Equivalents; or

(iii)           loans to the Borrower or to another Vessel Owning Subsidiary.

(2)  During the Second Waiver Period, unless the Borrower is in compliance with the covenants set forth Section 5.04 of the 2008 Credit Agreement as amended by Amendment No. 1 and Amendment No. 3 thereto, no Default or Event of Default shall have occurred and be continuing, and the Borrower shall have so certified in a certificate of a Responsible Officer (together with computations in reasonable detail demonstrating such covenant compliance), the Borrower will not, and will not permit any Loan Party (except Vessel Owning Subsidiaries, to the extent permitted in Section 5.02(l)(1) above) to, engage in any advance, loan, extension of credit or capital contribution to, or otherwise acquire any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of or make any other investment in, any Person (all of the foregoing, collectively, "Borrower Investments") except

(i)           Borrower Investments in the form of trade credits in the ordinary course of business; or

(ii)           Borrower Investments in Cash Equivalents; or

(iii)           loans to a Vessel Owning Subsidiary.

Section 3.  Section 5.04(a), 5.04 (b) and 5.04 (c) of the Original Credit Agreement are hereby amended and restated in their entirety to read as follows, effective as of the Amendment Effective Date:

"(a)  Leverage.  Maintain at all times a ratio of not greater than 0.7:1.0 of (x) Total Debt less cash and Cash Equivalents to (y) Market Value Adjusted Total Assets less cash and Cash Equivalents excluding non-cash and non-recurring charges, provided that during the Second Waiver Period, the said ratio shall be not greater than 0.9:1.0.

" (b)  Interest Cover.  (i) Through and including March 31, 2012, maintain, at the end of each fiscal quarter of the Borrower, a ratio of EBITDA to gross interest expense for the four fiscal quarters ended as of the end of such quarter greater than 3.0:1.0; (ii) from and after April 1, 2012 through and including December 31, 2012, maintain, at the end of each fiscal quarter of the Borrower, a ratio of EBITDA to gross interest expense for the four fiscal quarters ended as of the end of such quarter greater than 1.75:1.0; and (iii) thereafter, maintain, at the end of each fiscal quarter of the Borrower, a ratio of

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EBITDA to gross interest expense for the four fiscal quarters ended as of the end of such quarter greater than 3.0:1.0.

"(c) Total Net Debt to EBITDA. (x) From and after the Amendment Effective Date through and including March 31, 2012, maintain at the end of each fiscal quarter of the Borrower, a ratio of Total Net Debt to EBITDA, for the four fiscal quarters ended as of the end of such quarter, of not greater than 6.0:1.0. and  (y), from and after January 1, 2013, maintain at the end of each fiscal quarter of the Borrower, a ratio of Total Net Debt to EBITDA, for the four fiscal quarters ended as of the end of such quarter, of not greater than 6.0:1.0."

Section 4.  Section 5.04 (e) and Section 5.04 (f) of the Original Credit Agreement are hereby amended and restated in their entirety to read as follows, effective as of the Amendment Effective Date:

"(e) Minimum Liquidity.  (i) during the Second Waiver Period, maintain a minimum of cash and Cash Equivalents of no less than One Million Dollars ($1,000,000) per Collateral Vessel plus, in aggregate, an additional Ten Million Dollars ($10,000,000) in the Earnings Account and pledged to the Administrative Agent, and (ii) thereafter maintain a minimum of cash and Cash Equivalents of no less than One Million Dollars ($1,000,000) per Collateral Vessel.

"(f)  Vessel Fair Market Value.  (i) from and after June 30, 2011 through and including March 31, 2012, the aggregate Fair Market Value of the Collateral Vessels shall at all times be at least 105% of the then aggregate outstanding principal amount of the Facilities, (ii) from and after April 1, 2012 through and including December 31, 2012, the aggregate Fair Market Value of the Collateral Vessels shall at all times be at least 115% of the then aggregate outstanding principal amount of the Facilities, and (iii) thereafter the aggregate Fair Market Value of the Collateral Vessels shall at all times be at least 135% of the then aggregate outstanding principal amount of the Facilities; provided that, so long as any Default in respect of this Section 5.04(f) is not caused by any voluntary Vessel Disposition, such Default shall not constitute an Event of Default so long as within 45 days of the occurrence of such Default, the Borrower shall either (i) post additional collateral satisfactory to all Lenders as set forth in Section 8.01(b), pursuant to security documentation reasonably satisfactory in form and substance to all Lenders, sufficient to cure such Default (and shall at all times during such period and prior to satisfactory completion thereof, be diligently carrying out such actions) or (ii) repay the outstanding Advances in an amount sufficient to cure such Default (it being understood that any action taken in respect of this proviso shall only be effective to cure such Default pursuant to this Section 5.04(f) to the extent that no Default or Event of Default exists hereunder immediately after giving effect thereto)."

Section 5.  Limitation on Dividends and Other Payments.  Notwithstanding any other agreement to the contrary, during the Second Waiver Period, unless the Borrower is in compliance with the covenants set forth Section 5.04 of the 2008 Credit Agreement as amended by Amendment No. 1 and Amendment No. 3 thereto, no Default or Event of Default shall have occurred and be continuing, and the Borrower shall have so certified in a certificate of a Responsible Officer (together with computations in reasonable detail demonstrating such covenant compliance), the Borrower will not declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Equity

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Interests of the Borrower, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary.

Section 6.  Limitation on Vessel Acquisition.  Notwithstanding any other agreement to the contrary, during the Second Waiver Period, unless the Borrower is in compliance with the covenants set forth Section 5.04 of the 2008 Credit Agreement as amended by Amendment No. 1 and Amendment No. 3 thereto, no Default or Event of Default shall have occurred and be continuing, and the Borrower shall have so certified in a certificate of a Responsible Officer (together with computations in reasonable detail demonstrating such covenant compliance), the Borrower will not, and will not permit any Subsidiary to,  purchase or otherwise acquire or build, or commit to purchase or otherwise acquire or build, or otherwise incur obligations relating to the acquisition or construction of, any vessel.

Section 7.  Borrower's Issuance of New Shares. For the avoidance of doubt, and without limitation of the provisions of the 2008 Credit Agreement, neither the provisions of this Amendment No. 4 nor of the Original Credit Agreement as hereby amended, shall be construed to restrict the Borrower from issuing new shares of its capital stock.

ARTICLE II

PRECONDITIONS AND CONDITIONS SUBSEQUENT

Section 1.  The obligation of each party to execute and deliver the Credit Agreement Amendment No. 4 is subject to the following conditions precedent, and all matters set forth below shall be satisfactory to the Administrative Agent in its sole discretion.  The Administrative Agent shall declare by notice to the Borrower and the Lenders satisfaction of conditions, and only upon such declaration shall the Amendment Effective Date be deemed to occur:

(a)           Unless otherwise specified below, the Administrative Agent shall have received on or before the Amendment Effective Date, the following, each dated the Amendment Effective Date (or as appropriate) in form and substance satisfactory to the Administrative Agent and in sufficient copies for each Lender:

(i)           Within 10 Business Days (30 Business Days in the case of M/V Lady and her Guarantor shipowner, Centel Shipping Company Limited) after the Amendment Effective Date, the  Second Ship Mortgage Amendments, duly executed and delivered by the relevant Guarantor shipowner, in due form for recording, if appropriate, in the relevant ship's registry.

(ii)           An Officer's Certificate of each Loan Party certifying as to and attaching copies of the resolutions of the Board of Directors (or similar body) of each Loan Party approving this Credit Agreement Amendment No. 4 and the Second Ship Mortgage Amendments and the transactions contemplated hereby and each other document described herein and of all documents evidencing other necessary corporate, or limited liability company, action and governmental and other third party approvals and consents, if any, with respect to the Second Ship Mortgage Amendments and the transactions thereby contemplated.

(iii)           An Officer's Certificate of each Loan Party certifying as to and attaching copies of the articles of incorporation (or similar formation document) and by-laws or

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operating agreement of each Loan Party (or certifying that the same have not been amended since the date last delivered by or on behalf of such Loan Party to the Administrative Agent), certifying the names and true signatures of the officers of such Loan Party authorized to sign the Second Ship Mortgage Amendment to which it is or is to be a party and the other documents to be delivered hereunder and thereunder and certifying as to the absence of any pending proceeding for the dissolution or liquidation of such Loan Party, or to the knowledge of such Loan Party threatening its existence.

(iv)           A certificate of good standing as to each Loan Party issued by the relevant jurisdiction of formation of each such Party dated not more than five (5) Business Days (or such longer time as the Administrative Agent may agree) prior to the Amendment Effective Date.

(v)           A certificate signed by a Responsible Officer of the Borrower, dated the Amendment Effective Date in form and substance satisfactory to the Administrative Agent, certifying that (A) the representations and warranties made by each Loan Party contained in the Credit Agreement Amendment No. 4 are correct in all material respects as of the Amendment Effective Date and after giving effect to the transactions hereby contemplated, (B) each Loan Party is Solvent and (C) no Default or Event of Default has occurred and is continuing immediately after giving effect to the transactions contemplated by the Credit Agreement Amendment No. 4.

(v)           (A) In each case, addressed to the Administrative Agent and the Lenders, a form of favorable opinion as to such matters as the Administrative Agent may reasonably request, such opinion to be signed and delivered upon the recording of the relevant Second Ship Mortgage Amendments in accordance with Section 2 of this Article II, of (1) special Panamanian counsel to the Administrative Agent, (2) special Cyprus counsel to the Borrower, and (3) Holland & Knight LLP, special counsel to the Administrative Agent, covering Liberian, Marshall Islands, and New York law matters; and (B) advice satisfactory to the Administrative Agent (1) from special Maltese counsel to the Borrower that no amendment to the Ship Mortgage or Deed of Covenants covering the MV Lowlands Beilun is necessary, and (2) from special Bahamas counsel to the Borrower that no amendment to the Ship Mortgage or Deed of Covenants covering the MV Birthday is necessary.

(vii)            If requested by the Administrative Agent, appropriate Uniform Commercial Code, or Companies Registry or Slavenberg filings.

(viii)           Such other items as the Administrative Agent may reasonably require.

(b)           The Borrower shall have paid to the Administrative Agent all accrued and unpaid fees of the Administrative Agent and the Lenders in connection the transactions contemplated by the Credit Agreement Amendment No. 4 and all other amounts which are due and payable on or prior to the date hereof under the Loan Documents and all accrued expenses of the Administrative Agent (including any agreed accrued fees and expenses of counsel to the Administrative Agent) hereunder.

Section 2.  Promptly after the execution and delivery of the Credit Agreement Amendment No. 4, but in any event not later than 10 Business Days (30 Business Days in the case of M/V Lady and her Guarantor shipowner, Centel Shipping Company Limited) after the Amendment Effective Date, the Borrower shall have caused the Second Ship Mortgage

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Amendments to have been duly filed and recorded in the applicable ship's registry in accordance with applicable law of the place of registration and flag of the relevant Collateral Vessel, and  a favorable opinion of counsel acceptable to the Administrative Agent, as to the due recording of such Second Ship Mortgage Amendments and as to such other matters as the Administrative Agent may reasonably request.

ARTICLE III

BORROWER'S REPRESENTATIONS AND WARRANTIES

Section 1.  The Borrower represents and warrants as follows:

(a)           Each Loan Party and each of its Subsidiaries is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified and in good standing as a foreign corporation or limited liability company in each jurisdiction other than its jurisdiction of formation in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed could not be reasonably likely to have a Material Adverse Effect and (iii) has all requisite corporate (or limited liability company) power and authority (including, without limitation, all Governmental Authorizations) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.  Each Loan Party that is a Liberian corporation is a non-resident domestic corporation as defined in the relevant laws of the Republic of Liberia and has no taxable presence or permanent establishment in Liberia as referred to in Section 803 of the Revenue Code of Liberia (2000).

(b)           The execution, delivery and performance by each Loan Party of the Credit Agreement Amendment No. 4 and the Second Ship Mortgage Amendment to which it is or is to be a party and the consummation of the transactions contemplated under the Credit Agreement Amendment No. 4 and the Second Ship Mortgage Amendment are within such Loan Party's corporate (or limited liability company) powers, have been duly authorized by all necessary corporate (or limited liability company) action, and do not (i) contravene such Loan Party's charter or bylaws or limited liability company agreement, as the case may be; (ii) violate any law, rule, regulation (including, without limitation, Regulations T, U and X of the Board of Governors of the United States Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any agreement respecting Indebtedness or any other material contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any Collateral.  No Loan Party or any of its Subsidiaries is in material violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award except to the extent that any such violation, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect.

(c)           Except for (x) recording requirements under the relevant jurisdiction of Collateral Vessel registration pertaining to any Second Ship Mortgage Amendment, (y) any court filings in connection with the enforcement of any ship mortgages generally in any court located in a jurisdiction of enforcement, or (z) any consent of the jurisdiction where a Collateral Vessel is flagged that is required for the transfer of a Collateral Vessel in connection with the exercise of private remedies after an Event of Default shall have occurred and be

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continuing, no Governmental Authorization, and no notice to or filing with, any Governmental Authority or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of any of the Credit Agreement Amendment No. 4 and the Second Ship Mortgage Amendment to which it is or is to be a party, (ii) the grant by any Loan Party of the Liens intended to be granted by it pursuant to the Collateral Documents or the validity of such Liens, (iii) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) (other than appropriate UCC filing in Washington, D.C., Companies Registry or Slavenberg filings) or (iv) the exercise by the Administrative Agent or the Security Trustee or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents.

(d)           The Credit Agreement Amendment No. 4 has been, and the related Second Ship Mortgage Amendments when delivered hereunder will have been, duly authorized, executed and delivered by each Loan Party thereto. The Credit Agreement Amendment No. 4  is, each Second Ship Mortgage Amendment when delivered hereunder will be, upon execution and delivery thereof, the legal, valid and binding obligation of each Loan Party thereto, enforceable against such Loan Party in accordance with its terms except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law) but not excepting fraudulent conveyance laws.

(e)           The representations and warranties of the Loan Parties contained in each Loan Document, as amended by the Credit Agreement Amendment No. 4 and the Second Ship Mortgage Amendment, are true and correct on and as of the date hereof, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to a date other than the date hereof.

(f)           No Default or Event of Default has occurred and is continuing, or will result, upon execution and delivery of the Credit Agreement Amendment No. 4 or giving effect to the transactions hereby contemplated.

ARTICLE IV

MISCELLANEOUS

Section 1. (a) Except as expressly modified by the Credit Agreement Amendment No. 4 or any Second Ship Mortgage Amendment, all of the terms and conditions of the Original Credit Agreement and each other Loan Document remain in full force and effect and are hereby ratified and confirmed by the parties and are incorporated by reference in the Credit Agreement Amendment No. 4 and in each other Loan Document to the same extent as if set forth in the Credit Agreement Amendment No. 4 in their entirety.

(b)           From and after the date hereof, all references in the Original Credit Agreement to "this Agreement," "hereof," "hereto," "hereby," and the like shall mean the Original Credit Agreement as amended by the Credit Agreement Amendment No. 4. From and after the Amendment Effective Date, all references in any Loan Document to the Credit Agreement or the Ship Mortgages, shall mean the Original Credit Agreement as amended by the Credit Agreement Amendment No. 4 and the respective Ship Mortgages as amended by the Second Ship Mortgage Amendments described herein, as appropriate.

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Section 2.  The Credit Agreement Amendment No. 4 and the related Second Ship Mortgage Amendments may be executed in any number of counterparts and by different parties hereto and thereto in separate counterparts, each of which, respectively, when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery by telecopier or other electronic means of an executed counterpart of a signature page to the Credit Agreement Amendment No. 4 shall be effective as delivery of an original executed counterpart of the Credit Agreement Amendment No. 4.

Section 3.  (a) The Borrower agrees to pay a consent fee to each Lender whose consent to this Amendment has been received by the Administrative Agent on or before July 1, 2011; the consent fee payable to each such Lender shall be an amount in Dollars equal to 0.10% of the sum of the outstanding principal of Advances payable to, and undrawn Commitment of, such Lender as at the date such Lender signs this Amendment No. 4. Such consent fee shall be paid to the Administrative Agent for distribution by it to the relevant Lenders.  Such consent fee is payable by the Borrower on or prior to the Amendment Effective Date as a precondition thereof.

(b)           All parties hereto agree that (unless the Administrative Agent shall have given its prior written consent otherwise) no Lender or other Secured Party will receive any compensation of any kind for its participation in the Credit Agreement except as expressly provided herein.

Section 4.                      THIS CREDIT AGREEMENT  AMENDMENT NO. 4 SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICTS OF LAW RULES.

Section 5.  EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE CREDIT AGREEMENT AMENDMENT NO. 4, THE OTHER LOAN DOCUMENTS,THE ADVANCES OR THE ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

Section 6.  By its respective signature below each of the Administrative Agent and the Lenders hereby instructs the Security Trustee (or Nordea, as appropriate) to execute and deliver the Second Ship Mortgage Amendments, and any other amendment to a Collateral Document contemplated hereby.

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IN WITNESS WHEREOF, the parties hereto have caused the Credit Agreement Amendment No. 4 to be executed by their respective officers thereunto duly authorized, as of the date first above written.

EXCEL MARITIME CARRIERS LTD., as Borrower
By:	/s/ P. Kanellopoulos
	Name:	P. Kanellopoulos
	Title:	CFO

NORDEA BANK FINLAND PLC, LONDON BRANCH, as Administrative Agent
By:
Name:
Title

Nordea Excel Senior Secured Credit Facility Amendment No. 4

IN WITNESS WHEREOF, the parties hereto have caused the Credit Agreement Amendment No. 4 to be executed by their respective officers thereunto duly authorized, as of the date first above written.

EXCEL MARITIME CARRIERS LTD., as Borrower
By:
Name:
Title:

NORDEA BANK FINLAND PLC, LONDON BRANCH, as Administrative Agent
By:	/s/ M.D. Sheppard
	Name:	M.D. Sheppard
	Title	Vice President

ULF B. ANDERSSON
HEAD OF SHIPPING, OFFSHORE & OIL SERVICES LONDON

Nordea Excel Senior Secured Credit Facility Amendment No. 4

NORDEA BANK FINLAND PLC, LONDON BRANCH, as Administrative Agent
By:	/s/ M.D. Sheppard
	Name:	M.D. Sheppard
	Title	Vice President

ULF B. ANDERSSON
HEAD OF SHIPPING, OFFSHORE & OIL SERVICES LONDON

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CREDIT SUISSE AG (previously known as Credit Suisse), as Lender
By:	/s/ Stephan Schuerch
	Name:	Stephan Schuerch
Title:

By:	/s/ George Tzelepis
	Name:	George Tzelepis
Title:

Nordea Excel Senior Secured Credit Facility Amendment No. 4

DVB BANK SE, as Lender
By:	/s/ Joachim Gőtz
	Name:	Joachim Gőtz
	Title:	-VP-

By:	/s/ Susanne Hoerschelmann-Zőrb
	Name:	Susanne Hoerschelmann-Zőrb
	Title:	-AVP-

Nordea Excel Senior Secured Credit Facility Amendment No. 4

DEUTSCHE BANK AG FILIALE DEUTSCHLANDGESCHÄFT, as Lender
By:	/s/ Tilman Stein
	Name:	Tilman Stein
	Title:	Director

By:	/s/ Dr. Bastian Dűhmert
	Name:	Dr. Bastian Dűhmert
	Title:	Director

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HSH NORDBANK AG, as Lender
By:	/s/ Bjorn Kaufmann
	Name:	Mr. Bjorn Kaufmann
	Title:	Senior Vice President

By:	/s/
	Name:	Mr. H Hauge Ross
	Title:	Vice President

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GENERAL ELECTRIC CAPITAL CORPORATION, as Lender
By:	/s/ Steven V. Gonzalez
	Name:	Steven V. Gonzalez
	Title:	Atty-in-Fact

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NATIONAL BANK OF GREECE S.A., as Lender
By:	/s/ Alexandros Gerakaris
	Name:	Alexandros Gerakaris
	Title:	Deputy manager of the Shipping Branch (196)

By:	/s/ Maria Maniatakou
	Name:	Maria Maniatakou
	Title:	Deputy manager of the Shipping Branch (196)

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BNP PARIBAS S.A., as Lender
By:	/s/ Y. Karamanolis
	Name:	Y. Karamanolis
Title:

By:	/s/ G. Pitaoulis
	Name:	G. Pitaoulis
Title:

Nordea Excel Senior Secured Credit Facility Amendment No. 4

LANDESBANK HESSEN – THÜRINGEN GIROZENTRALE, as Lender
By:	/s/ Axel Zipser		/s/ Stefan Műhling
	Name:	Y. Karamanolis	Stefan Műhling
	Title:	VP	(VP)

Nordea Excel Senior Secured Credit Facility Amendment No. 4

DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT, as Lender
By:	/s/ A. Strűbing		/s/ J. Remde
	Name:	A. Strűbing	J. Remde
	Title:	Assistant General Manager

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SKANDINAVISKA ENSKILDA BANKEN AB (publ), as Lender
By:	/s/ Scott Lewallen
	Name:	Scott Lewallen
	Title:	Head of Shipping Finance

By:	/s/ Malcolm Stonehouse
	Name:	Malcolm Stonehouse
	Title:	Client Associate

Nordea Excel Senior Secured Credit Facility Amendment No. 4

CITIBANK INTERNATIONAL plc, as Lender
By:	/s/ Takis Constantaras
	Name:	Takis Constantaras
Title:

Nordea Excel Senior Secured Credit Facility Amendment No. 4

NATISIS, as Lender
By:	/s/ Didier Berger
	Name:	Didier Berger
Title:

By:	/s/ Bernard Issautier
	Name:	Bernard Issautier
Title:

Nordea Excel Senior Secured Credit Facility Amendment No. 4

The Royal Bank of Scotland N.V., as Lender
By:	/s/ Elena Evangelatou
	Name:	Elena Evangelatou
	Title:	Vice President

Nordea Excel Senior Secured Credit Facility Amendment No. 4

The undersigned Guarantors, by their respective signatures set forth below, acknowledge notice, as of the date thereof, and consent to, the foregoing AMENDMENT NO. 4 TO SENIOR SECURED CREDIT FACILITY, dated as of July 21, 2011, among (i) EXCEL MARITIME CARRIERS LTD., a Liberian corporation, as borrower (the "Borrower"), (ii) the banks, financial institutions and other institutional lenders listed as Lenders on the signature pages thereof, (iii) NORDEA BANK FINLAND PLC, LONDON BRANCH ("Nordea"), as "Administrative Agent") for the Secured Parties (as therein defined), (iv) NORDEA, DVB BANK SE, DEUTSCHE BANK AG FILIALE DEUTSCHLANDGESCHÄFT ("DB"), GENERAL ELECTRIC CAPITAL CORPORATION, and HSH NORDBANK AG, as lead arrangers, (v) NATIONAL BANK OF GREECE S.A., CREDIT SUISSE AG (previously known as Credit Suisse) and BNP PARIBAS S.A. (as assignee of BNP PARIBAS FORTIS and as assignee of BNP PARIBAS (SUISSE) S.A., as co-arrangers , (vi) NORDEA and DB, as book runners and (vii) NORDEA, as Issuing Bank, to the SENIOR SECURED CREDIT FACILITY, dated as of April 14, 2008, as amended by Amendment No. 1 to Senior Secured Credit Facility, dated as of March 31, 2009, as further amended by Amendment No. 2 to Senior Secured Credit Facility, dated as of June 1, 2010, as further amended by Amendment No. 3 to Senior Secured Credit Facility, dated as of December 23, 2010 and the transactions thereby contemplated.

Whitelaw Enterprises Co.
Marias Trading Inc.
Amanda Enterprises Limited
Yasmine International Inc.
Snapper Marine Ltd.
Harvey Development Corp.
Tanaka Services Ltd.
Candy Enterprises Inc.
Fianna Navigation S.A.
Barland Holdings Inc.
Ingram Limited
Thurman International Ltd.
Fountain Services Limited
Teagan Shipholding S.A.
Castalia Services Ltd.
Centel Shipping Company Limited
Iron Miner Shipco LLC
Lowlands Beilun Shipco LLC
Kirmar Shipco LLC
Iron Beauty Shipco LLC
Iron Bradyn Shipco LLC
Iron Manolis Shipco LLC
Iron Brooke Shipco LLC
Iron Lindrew Shipco LLC

Coal Hunter Shipco LLC
Santa Barbara Shipco LLC
Ore Hansa Shipco LLC
Iron Kalypso Shipco LLC
Iron Bill Shipco LLC
Pascha Shipco LLC
Coal Gypsy Shipco LLC
Iron Fuzeyya Shipco LLC
Iron Anne Shipco LLC
Iron Vassilis Shipco LLC
Grain Express Shipco LLC
Iron Knight Shipco LLC
Grain Harvester Shipco LLC
Coal Pride Shipco LLC
Fearless Shipco LLC
King Coal Shipco LLC
Coal Glory Shipco LLC
Coal Age Shipco LLC
Iron Man Shipco LLC
Barbara Shipco LLC
Linda Leah Shipco LLC
Sandra Shipco LLC
Bird Acquisition Corp. (formerly known as
Quintana Maritime Limited)
Point Holdings Ltd.

For and on behalf the above Marshall Islands Companies and the Cypriot one			For and on behalf the above Marshall Islands Companies
By:	/s/ Maria Tzortzi		By:	/s/ Maria Tzortzi
	Name:	Maria Tzortzi		Name:	Maria Tzortzi
	Title:	Attorney in fact.		Title:	Attorney in fact.

For and on behalf the above Liberian Companies			For and on behalf the above Liberian Companies
By:	/s/ Effie Sereti		By:	/s/ Effie Sereti
	Name:	Effie Sereti		Name:	Effie Sereti
	Title:	Attorney in fact.		Title:	Attorney in fact.

Mortgage Amendment [MV/V [•]]

Exhibit A

FORM OF SHIP MORTGAGE AMENDMENT

AMENDMENT NO. 2 TO FIRST PREFERRED SHIP MORTGAGE

THIS AMENDMENT NO. 2, dated the [●] day of [●], 20[●] (this "Amendment"), to FIRST PREFERRED SHIP MORTGAGE, dated April 15, 2008, (the "Original Mortgage") as amended by Amendment No. 1 to First Preferred Ship Mortgage, dated March 31, 2009 (the "First Amendment , collectively with the Original Mortgage, the "Mortgage") respecting the [Marshall Islands] flag vessel [●], by [●], a [●] (the "Shipowner"), in favor of NORDEA BANK FINLAND PLC, LONDON BRANCH ("Nordea"), not in its individual capacity, but solely as Security Trustee (together with its successors in trust and assigns as such Security Trustee, the "Mortgagee"), pursuant to that certain Security Trust Agreement dated as of April 15, 2008 (as amended, supplemented or otherwise modified from time to time, the "Security Trust Agreement"), between Nordea, as Administrative Agent under the Credit Agreement (as defined below), and the Security Trustee on behalf of the Secured Parties as defined in that certain Credit Agreement (defined below).

WHEREAS:

A.           The Shipowner is the sole owner of the whole of the [Marshall Islands] flag vessel [●], Official No. [●], of [●] gross tonnage and [●] net tonnage or thereabouts, duly documented in the name of the Shipowner with her home port at the port of [Majuro].

B.            The Original Mortgage was recorded at the [●] on April 15, 2008 at [●] A.M. E.D.S.T. New York, New York time, in Book PM [●], at page [●].The First Amendment was recorded at the [●] on [   ], 2009 at [●] A.M. E.D.S.T. New York, New York time, in Book PM [●], at page [●] .

C.            The Mortgage secures, among other things, the obligations of (i) Excel Maritime Carriers Ltd. (the "Borrower") under that certain Senior Secured Credit Facility, dated as of April 14, 2008 (as the same has been or may be amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, as borrower, Nordea, as Administrative Agent, and the lenders and other entities defined therein as Lenders, Lead Arrangers, Co-Arrangers and Book Runners, and (ii) the Loan Parties.

D.            The parties to the Credit Agreement have amended the Credit Agreement by Amendment No. 1 to Senior Secured Credit Facility, dated as of March 31, 2009, as further amended by Amendment No. 2 to Senior Secured Credit Facility, dated as of June 1, 2010, as further amended by Amendment No. 3 to Senior Secured Credit Facility, dated as of December 23, 2010 , and by Amendment No. 4 to Senior Secured Credit Facility, dated as of the date hereof ( the "Amendments to Credit Agreement"), in the forms attached as Exhibit I hereto.

E.             Consequently the parties wish to amend the Mortgage to incorporate the terms of Amendments to the Credit Agreement referred to in paragraph D above.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt whereof is hereby acknowledged, the Shipowner and the Mortgagee hereby covenant and agree as follows:

1.           The Credit Agreement attached as Exhibit C to the  Original Mortgage and as Exhibit I to the First Amendment is hereby amended by attaching thereto the Amendments to the Credit Agreement in the form attached hereto as Exhibit I, which is hereby made a part hereof.

2.           This Amendment amends the Mortgage and wherever the term "Mortgage" is used in the Mortgage or in any other Loan Document, it shall be deemed to refer to the Mortgage as amended by this Amendment.  Except as amended hereby specifically, the Mortgage remains in full force and effect.  The total amount and maturity date of the Mortgage remain unchanged.  This Amendment amends mortgage covenants.

3.           All capitalized terms used herein but not otherwise defined shall have the meaning specified in, or by reference in, the Mortgage.

4.           This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which when taken together shall constitute one instrument.

[Signatures on next page]

Mortgage Amendment [M/V [●]]

IN WITNESS WHEREOF, the Shipowner and the Mortgagee have executed this Amendment No. 2 to First Preferred Ship Mortgage as of the date and year first above written.

[●], as Shipowner
By:
Name:
Title:	Attorney-in-Fact

NORDEA BANK FINLAND PLC, LONDON BRANCH, as Security Trustee, as Mortgagee
By:
Name:
Title:	Attorney-in-Fact

Mortgage Amendment [M/V [●]]

ACKNOWLEDGEMENT

STATE OF NEW YORK	)

	)	ss.:

COUNTY OF NEW YORK	)

On this [●] day of [●] 20[●], before me personally appeared [●], known to me to be the person who executed the foregoing instrument, who, being by me duly sworn did depose and say that he/she resides at [●], that he/she is an attorney-in-fact of [●], a [●] and the party described in and that executed the foregoing instrument; that he/she signed her name pursuant to authority granted to him/her by [●] and he/she further acknowledged the said instrument is the free act and deed of the said entity.

By:
Notary Public

Mortgage Amendment [M/V [●]]

ACKNOWLEDGEMENT

STATE OF NEW YORK	)

	)	ss.:

COUNTY OF NEW YORK	)

On this [●] day of [●] 20[●], before me personally appeared [●], known to me to be the person who executed the foregoing instrument, who, being by me duly sworn did depose and say that he/she resides at [●], that he/she is an attorney-in-fact of NORDEA BANK FINLAND PLC, LONDON BRANCH, a Norwegian banking corporation and the party described in and that executed the foregoing instrument as security trustee; that he/she signed his/her name pursuant to authority granted to him/her by NORDEA BANK FINLAND PLC, LONDON BRANCH and he/she further acknowledged the said instrument is the free act and deed of the said entity.

By:
Notary Public

Mortgage Amendment [M/V [●]]

EXHIBIT I

FORM OF AMENDMENT NO. 2 TO SENIOR SECURED CREDIT FACILITY, AMENDMENT NO. 3 TO SENIOR SECURED CREDIT FACILITY; AND AMENDMENT NO. 4 TO SENIOR SECURED CREDIT FACILITY

SK 02545 0001 1272298

Mortgage Amendment [M/V [●]]